As filed with the Securities and Exchange Commission on October 31, 1995
                                                        Reg. No. 33 - ______

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                  _________________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                  ________________

                                 LIZ CLAIBORNE, INC.
                 (Exact name of issuer as specified in its charter)

           Delaware                               13-2842791
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                                    1441 Broadway
                                 New York, NY 10018
                      (Address of Principal Executive Offices)

                    LIZ CLAIBORNE, INC. 1992 STOCK INCENTIVE PLAN
                              (Full title of the plan)

                            Roberta Schuhalter Karp, Esq.
                         Vice President and General Counsel
                                 Liz Claiborne, Inc.
                                One Claiborne Avenue
                               North Bergen, NJ 07047
                       (Name and address of agent for service)

                      Telephone number, including area code, of
                         agent for service:  (201) 295-7830

                           CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                    Proposed Maximum     Maximum         Amount of
Title of Securities  Amount to be  Offering Price Per    Aggregate     Registration
  to be Registered    Registered          Share        Offering Price       Fee
Common Stock (par
value $1.00 per       1,544,985
share)                shares         $26.3125(a)       $40,652,418     $14,018.07

Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.

(a)  Estimated, in accordance with 17 CFR 230.457(c) and (h), solely for the purpose of calculating the registration fee.  The Proposed Maximum Offering Price Per Share
     is $26.3125 and is based upon the average of the high and low sale price of the
     Common Stock as reported by the New York Stock Exchange as of October 24, 1995,
     which is within five (5) business days prior to the date of this registration statement.

                Exhibit Index is located at page 4 of this document.
                                   Total pages:  6


Incorporation of Previously Filed Documents.

      The Registration Statement relates to the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on December 1, 1993, as Registration Statement No. 33-51257 (the "1993 Registration Statement"), and the 1993 Registration Statement and all documents incorporated therein and deemed incorporated therein are incorporated herein by reference. This Registration Statement registers an additional 1,544,985 shares of the Registrant's Common Stock available to be issued under the Registrant's 1992 Stock Incentive Plan.















































                                         -2-

                                     SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of October, 1995.

                              LIZ CLAIBORNE, INC.


                              By:  /s/ Samuel M. Miller
                                       Samuel M. Miller
                                       Senior Vice President/Principal
                                       Financial and Accounting Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLES(S)                     DATE


/s/ Jerome A. Chazen          Chairman of the Board,        October 31, 1995
    Jerome A. Chazen          Principal Executive
                              Officer and Director


/s/ Paul R. Charron           President, Chief Executive    October 31, 1995
    Paul R. Charron           Officer and Director



/s/ Lee Abraham               Director                      October 31, 1995
    Lee Abraham



                              Director                      October 31, 1995
    Ann M. Fudge



/s/ J. James Gordon           Director                      October 31, 1995
    J. James Gordon



/s/ Sherwin Kamin             Director                      October 31, 1995
    Sherwin Kamin



/s/ Kay Koplovitz             Director                      October 31, 1995
    Kay Koplovitz



/s/ Louis Lowenstein          Director                      October 31, 1995
    Louis Lowenstein

                                         -3-

                                       EXHIBIT INDEX

                                                                              Sequential
Exhibit No.                         Description                                Page No.

5                 Opinion of Counsel re Legality.                                   5

23(a)             Consent of Independent Public Accountants.                        6

23(b)             Consent of Counsel (included in Exhibit 5).                       5





































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